EXHIBIT 99.1

Semtech Announces First Quarter of Fiscal Year 2019 Results

CAMARILLO, Calif., May 30, 2018 (GLOBE NEWSWIRE) -- Semtech Corporation (Nasdaq:SMTC), a leading supplier of high performance analog, mixed-signal semiconductors and advanced algorithms, today reported unaudited financial results for its first quarter of fiscal year 2019, which ended April 29, 2018.  The Company also announced that its board of directors increased the authorization of an additional $250 million of repurchases under the existing stock repurchase program, which brings the total authorization to approximately $272 million.  Prior to the increase, the Company had approximately $22 million remaining from the authorization that was last expanded in May 2015.

Net sales computed in accordance with U.S. generally accepted accounting principles (“GAAP”), were $130.4 million, after being reduced by $21.5 million of share-based compensation associated with the previously-announced accelerated vesting of the Warrant issued to Comcast (“Warrant”).  Excluding the offset associated with the Warrant, net sales were $151.9 million (“non-GAAP net sales”).

Highlights for the First Fiscal Quarter 2019

  Record quarterly bookings
  Record quarterly bookings and net sales of LoRa-related products
  Accelerated the vesting of the Comcast Warrant
  Repurchased approximately 645,144 shares for approximately $25 million
  Board approved a $250 million increase in stock repurchase authorization
  Cash flow from operations of $35M or 27% of net sales

Results on a GAAP basis for the First Fiscal Quarter 2019

  Net sales were $130.4 million, after $21.5 million reduction related to the Warrant
  Gross margin was 54.8%
  SG&A expenses were $41.4 million
  R&D expenses were $26.2 million
  Tax provision was a benefit of $17.5 million, of which $15.8 million related to the release of a valuation reserve
  Net income was $12.4 million or $0.18 per diluted share

To facilitate a complete understanding of comparable financial performance between periods, the Company also presents performance results net of certain non-cash items and items that are not considered reflective of the Company’s core results over time.  The Company’s non-GAAP measures of net sales, gross margin, net income, earnings per diluted share, and free cash flow exclude certain items as described below under “Non-GAAP Financial Measures.”

Results on a non-GAAP basis for the First Fiscal Quarter 2019 (see the list of non-GAAP items and the reconciliation of these to the most relevant GAAP items set forth in the tables below):

  Non-GAAP net sales were $151.9 million
  Non-GAAP gross margin was 61.4%
  Non-GAAP SG&A expenses were $28.8 million
  Non-GAAP R&D expenses were $23.7 million
  Non-GAAP operating margin was 26.9%
  Non-GAAP net income was $32.0 million or $0.47 per diluted share

As the Warrant has now been fully-vested, the Company will not record additional expense related to the Warrant in future periods.  In consideration of discussions held with the Securities and Exchange Commission, the Company has decided that in future earnings releases it will no longer adjust net sales for the impact of the Warrant for any comparable historical periods presented.  The Company will instead provide GAAP net sales for historical periods presented and will separately disclose the impact of the Warrant on the financial statement line items impacted by the Warrant.

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, stated “The momentum from our strategic growth engines in the IOT, Datacenter and Mobile markets resulted in solid Q1 fiscal year 2019 results. Led by record results from our LoRa business, we are off to a very encouraging start to the year and, with record bookings in Q1, we anticipate that fiscal year 2019 should be another record year for the Company."

GAAP Second Quarter of Fiscal Year 2019 Outlook

  Net sales are expected to be in the range of $155.0 million to $167.0 million
  Gross margin is expected to be in the range of 60.8% to 61.8%
  SG&A expense is expected to be in the range of $36.1 million to $37.1 million
  R&D expense is expected to be in the range of $27.1 million to $28.1 million
  Intangible amortization expense is expected to be approximately $7.5 million
  Interest and other expense is expected to be approximately $2.0 million
  Tax rate is expected to be in the range of 19% to 21%
  Earnings per diluted share are expected to be in the range of $0.25 to $0.33
  Fully-diluted share count is expected to be approximately 68.5 million shares
  Share-based compensation is expected to be approximately $11.0 million, categorized as follows: $0.3 million cost of sales, $2.1 million R&D and $8.6 million SG&A
  Capital expenditures are expected to be approximately $4.8 million
  Depreciation expense is expected to be approximately $5.7 million

Non-GAAP Second Quarter of Fiscal Year 2019 Outlook

  Non-GAAP gross margin is expected to be in the range of 61.0% to 62.0%
  Non-GAAP SG&A expense is expected to be in the range of $27.0 million to $28.0 million
  Non-GAAP R&D expense is expected to be in the range of $24.5 million to $25.5 million
  Non-GAAP Interest and other expense is expected to be approximately $2.0 million
  Non-GAAP tax rate is expected to be in the range of 16% to 18%
  Non-GAAP earnings per diluted share are expected to be in the range of $0.50 to $0.58

Webcast and Conference Call

Semtech will be hosting a conference call today to discuss its first quarter of fiscal year 2019 results at 2:00 p.m. Pacific time.  An audio webcast will be available on Semtech’s website at www.Semtech.com under the “Investor Relations” section.  A replay of the call will be available through June 29, 2018 at the same website or by calling (855) 859-2056 and entering conference ID 6939726

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of net sales, gross margin, SG&A expenses, R&D expenses, operating margin, net income, earnings per diluted share and free cash flow. The Company's measure of free cash flow is calculated as cash flow from operations less net capital expenditures.  The Company’s non-GAAP measures of net sales, gross margin, SG&A expenses, R&D expenses, operating margin, net income and earnings per diluted share exclude the following items, if any:

  Share-based compensation, including the Warrant-related impact
  Amortization of purchased intangibles and impairments
  Restructuring, transaction and other acquisition or disposition-related expenses and gains on dispositions
  Litigation expenses or dispute settlement charges or gains
  Environmental reserves
  Equity in net losses of equity method investments

To provide additional insight into the Company's second fiscal quarter outlook, this release also includes a presentation of forward-looking non-GAAP measures including gross margin, SG&A expenses, R&D expense, effective tax rate and earnings per diluted share.

These non-GAAP financial measures are adjusted to exclude the items identified above because such items are either operating expenses which would not otherwise have been incurred by the Company in the normal course of the Company’s business operations or are not reflective of the Company’s core results over time.  These excluded items may include recurring as well as non-recurring items, and no inference should be made that all of these adjustments, charges, costs or expenses are unusual, infrequent or non-recurring.  For example: certain restructuring and integration-related expenses (which consist of employee termination costs, facility closure or lease termination costs, and contract termination costs) may be considered recurring given the Company’s ongoing efforts to be more cost effective and efficient; certain acquisition and disposition-related adjustments or expenses may be deemed recurring given the Company's regular evaluation of potential transactions and investments; and certain litigation expenses or dispute settlement charges or gains (which may include estimated losses for which we may have established a reserve, as well as any actual settlements, judgments, or other resolutions against, or in favor of, the Company related to litigation, arbitration, disputes or similar matters, and insurance recoveries received by the Company related to such matters) may be viewed as recurring given that the Company may from time to time be involved in, and may resolve, litigation, arbitration, disputes, and similar matters.

Notwithstanding that certain adjustments, charges, costs or expenses may be considered recurring, in order to provide meaningful comparisons, the Company believes that it is appropriate to exclude such items because they are not reflective of the Company's core results and tend to vary based on timing, frequency and magnitude.

As previously noted, in future earnings releases, the Company will no longer adjust net sales for the impact of the Warrant for any comparable historical periods presented.  In this current earnings release, the Company has excluded the recognized cost of the Warrant from non-GAAP net sales because the Warrant cost relates to a non-routine, non-cash equity award provided to Comcast as an incentive for Comcast to deploy a network based on technology developed by the Company and the Warrant will not have an ongoing impact on revenues in future periods. Historically, there has been virtually no correlation between the amount of net sales recognized on sales generated in support of the achievement of milestones and the cost recognized for the Warrant, since the achievement of the milestones was not dependent on the achievement of sales targets, but instead the cost was recognized based upon (i) Comcast reaching certain milestones related to the construction and deployment of the LoRaWAN™ network, and (ii) the then current fair value of the Company’s common stock for the unvested Tranches of the Warrant.  As a result of the pattern in which the cost was recognized, the Warrant created variability that made comparability between periods difficult. Due to the above reasons and the fact that the Warrant is now fully vested, when internally evaluating the Company’s performance, management has excluded the cost of the Warrant from net sales and gross margin. As a result, management believes that non-GAAP net sales and non-GAAP gross margin are useful additional supplemental information.

These non-GAAP financial measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods.  In addition, the Company’s management generally excludes the items noted above when managing and evaluating the performance of the business.  The financial statements provided with this release include reconciliations of these non-GAAP measures to their most comparable GAAP results for the first and fourth quarters of fiscal year 2018 and first quarter of fiscal year 2019, along with a reconciliation of forward-looking earnings per diluted share to its most comparable GAAP measure for the second quarter of fiscal year 2019.  The Company is unable to include a reconciliation of the forward-looking non-GAAP measure of the non-GAAP tax rate to the corresponding GAAP measure as this is not available without unreasonable efforts due to the high variability and low visibility with respect to the charges which are excluded from this non-GAAP measure.  We expect the variability of the above charges to have a potentially significant impact on our GAAP financial results. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition, performance, results of operations, and liquidity.  Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance including the second quarter of fiscal year 2019 outlook, future operational performance, the anticipated impact of specific items on future earnings, and the Company’s plans, objectives and expectations.  Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected.  Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the Company’s ability to forecast its effective tax rates due to changing income in higher or lower tax jurisdictions and other factors that contribute to the volatility of the Company’s effective tax rates and impact anticipated tax benefits; the Company's ability to manage expenses to achieve anticipated shifts in demand among target customers, and other comparable changes or protracted weakness in projected or anticipated markets; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; shifts in focus among target customers, and other comparable changes in projected or anticipated end-user markets; the Company’s ability to integrate its acquisitions and realize expected synergies and benefits from its acquisitions and dispositions; the continuation and/or pace of key trends considered to be main contributors to the Company's growth, such as demand for increased network bandwidth and connectivity, demand for increasing energy efficiency in the Company's products or end-use applications of the products, and demand for increasing miniaturization of electronic components; adequate supply of components and materials from the Company’s suppliers, to include disruptions due to natural causes or disasters, weather, or other extraordinary events; the Company's ability to forecast and achieve anticipated net sales and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European, Asian and global economic dynamics; and the amount and timing of expenditures for capital equipment.  Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the risk factors disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2018, Quarterly Report on Form 10-Q, and other filings with the Securities and Exchange Commission, and in material incorporated therein, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors”.  In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized.  Reported results should not be considered an indication of future performance.  Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof.  Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech
Semtech Corporation is a leading supplier of high performance analog, mixed-signal semiconductors and advanced algorithms for high-end consumer, enterprise computing, communications and industrial equipment.  Products are designed to benefit the engineering community as well as the global community.  The Company is dedicated to reducing the impact it, and its products, have on the environment.  Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction.  Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC.  For more information, visit http://www.semtech.com.

Semtech, the Semtech logo and LoRa are registered trademarks of Semtech Corporation or its subsidiaries.

SMTC-F

SEMTECH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands - except per share amount)

	Three Months Ended
	April 29,	January 28,	April 30,
	2018	2018	2017
	Q119	Q418	Q118

Net sales	$130,429	$140,614	$143,802
Cost of sales	58,960	55,213	58,887
Gross profit	71,469	85,401	84,915
Operating costs and expenses:
Selling, general and administrative	41,406	36,483	34,015
Product development and engineering	26,199	23,752	25,983
Intangible amortization	6,961	7,453	6,286
Loss on disposition of business operations	-	-	375
Changes in the fair value of contingent earn-out obligations	-	3,704	-
Total operating costs and expenses	74,566	71,392	66,659
Operating (loss) income	(3,097)	14,009	18,256
Interest expense, net	(2,190)	(1,856)	(2,046)
Non-operating income (expense), net	190	(1,333)	(632)
(Loss) income before taxes and equity in net losses of equity method investments	(5,097)	10,820	15,578
Provision for taxes	(17,510)	12,067	3,757
Net income before equity in net losses of equity method investments	12,413	(1,247)	11,821
Equity in net losses of equity method investments	(31)	(50)	-
Net income	$12,382	$(1,297)	$11,821

Earnings per share:
Basic	$0.19	$(0.02)	$0.18
Diluted	$0.18	$(0.02)	$0.18

Weighted average number of shares used in computing earnings per share:
Basic	66,324	66,310	65,839
Diluted	68,195	66,310	67,376

SEMTECH CORPORATION
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	April 29,	January 28,
	2018	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$303,349	$307,923
Accounts receivable, net	65,568	53,183
Inventories	65,458	71,067
Prepaid taxes	12,874	11,809
Other current assets	20,143	17,250
Total current assets	467,392	461,232

Non-current assets:
Property, plant and equipment, net	122,469	124,586
Deferred tax assets	24,907	4,236
Goodwill	341,897	341,897
Other intangible assets, net	53,246	60,207
Other assets	88,894	93,618
Total assets	$1,098,805	$1,085,776

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$38,676	$37,208
Accrued liabilities	54,400	60,832
Deferred revenue	4,973	12,758
Current portion, long term debt	16,358	15,410
Total current liabilities	114,407	126,208

Non-current liabilities:
Deferred tax liabilities	15,812	14,682
Long term debt, less current portion	206,552	211,114
Other long-term liabilities	68,680	68,759
Stockholders’ equity	693,354	665,013
Total liabilities & stockholders' equity	$1,098,805	$1,085,776

SEMTECH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION
(Amounts in thousands)

	Three Months Ended
	April 29,	April 30,
	2018	2017
	(Unaudited)

Net income	$12,382	$11,821

Net cash provided by operating activities	35,029	10,359
Net cash (used in) provided by investing activities	(8,797)	(9,919)
Net cash used in financing activities	(30,806)	(16,024)
Net decrease in cash and cash equivalents	(4,574)	(15,584)
Cash and cash equivalents at beginning of period	307,923	297,134
Cash and cash equivalents at end of period	$303,349	$281,550

	Three Months Ended
	April 29,	January 28,	April 30,
	2018	2018	2017
	Q119	Q418	Q118
	(Unaudited)		(Unaudited)
Free Cash Flow:
Cash Flow from Operations	$35,029	$38,635	$10,359
Net Capital Expenditures	(4,935)	(8,643)	(5,175)
Free Cash Flow:	$30,094	$29,992	$5,184

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Amounts in thousands - except per share amounts)

	Three Months Ended
	April 29,	January 28,	April 30,
	2018	2018	2017
	Q119	Q418	Q118
Net Sales- GAAP	$130,429	$140,614	$143,802
Share-based payment - Comcast Warrant *	21,501	1,492	5,280
Adjusted Net Sales (Non-GAAP)	$151,930	$142,106	$149,082

	Three Months Ended
	April 29,	January 28,	April 30,
	2018	2018	2017
	Q119	Q418	Q118
Gross Margin- GAAP	54.8%	60.7%	59.0%
Share-based compensation	-0.1%	-0.1%	-0.2%
Share-based payment - Comcast Warrant *	6.7%	0.8%	2.0%
Adjusted Gross Margin (Non-GAAP)	61.4%	61.4%	60.8%

	Three Months Ended
	April 29,	January 28,	April 30,
	2018	2018	2017
	Q119	Q418	Q118
Selling, general and administrative- GAAP	$41,406	$36,483	$34,015
Share-based compensation	(11,462)	(223)	(5,556)
Transaction and integration related	(233)	(266)	(484)
Restructuring Charges	(346)	(5,987)	(429)
Environmental and other reserves	-	(3)	(17)
Litigation cost net of recoveries	(559)	(899)	(51)
Adjusted selling, general and administrative (Non-GAAP)	$28,806	$29,105	$27,478

	Three Months Ended
	April 29,	January 28,	April 30,
	2018	2018	2017
	Q119	Q418	Q118
Product development and engineering- GAAP	$26,199	$23,752	$25,983
Share-based compensation	(2,225)	(1,738)	(1,885)
Transaction and integration related	(294)	187	(413)
Adjusted product development and engineering (Non-GAAP)	$23,680	$22,201	$23,685

	Three Months Ended
	April 29,	January 28,	April 30,
	2018	2018	2017
	Q119	Q418	Q118
Operating Margin- GAAP	-2.4%	10.0%	12.7%
Share-based compensation	9.3%	1.6%	5.2%
Share-based payment - Comcast Warrant *	14.3%	1.0%	3.4%
Intangible amortization	4.6%	5.2%	4.1%
(Gain) loss on disposition of business operations	0.0%	0.0%	0.2%
Transaction and integration related	0.5%	2.7%	0.6%
Restructuring Charges	0.2%	4.2%	0.3%
Environmental and other reserves	0.0%	0.0%	0.0%
Litigation cost net of recoveries	0.4%	0.6%	0.0%
Adjusted Operating Margin (Non-GAAP)	26.9%	25.3%	26.5%

	Three Months Ended
	April 29,	January 28,	April 30,
	2018	2018	2017
	Q119	Q418	Q118
GAAP net income	$12,382	$(1,297)	$11,821

Adjustments to GAAP net income:
Share-based compensation	14,015	2,278	8,006
Share-based payment - Comcast Warrant *	21,501	1,492	5,280
Intangible amortization	6,961	7,453	6,286
(Gain) loss on disposition of business operations	-	-	375
Transaction and integration related	527	3,783	897
Restructuring Charges	346	5,987	429
Environmental and other reserves	-	3	17
Litigation cost net of recoveries	559	899	51
Total Non-GAAP adjustments before taxes	43,909	21,895	21,341
Associated tax effect	(24,332)	7,860	(3,820)
Equity in net losses of equity method investments	31	50	-
Total of supplemental information net of taxes	19,608	29,805	17,521
Non-GAAP net income	$31,990	$28,508	$29,342

Diluted GAAP earnings per share	$0.18	$(0.02)	$0.18
Adjustments per above	0.29	0.43	0.26
Impact on EPS of using diluted shares		0.01	-
Diluted non-GAAP earnings per share	$0.47	$0.42	$0.44

*In consideration of discussions held with the Securities and Exchange Commission, the Company has decided that in future earnings releases it will no longer adjust net sales for the impact of the Warrant for any comparable historical periods presented. The Company will instead provide GAAP net sales for historical periods presented and will separately disclose the impact of the Warrant on the financial statement line items impacted by the Warrant.

SEMTECH CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK
Second Quarter of Fiscal Year 2019 Outlook
(Amounts in thousands - except per share amounts)

	Q2 FY19 Outlook
	July 29,
	2018
	Low	High
Gross Margin- GAAP	60.8%	61.8%
Share-based compensation	0.2%	0.2%
Adjusted Gross Margin (Non-GAAP)	61.0%	62.0%

	Low	High
Selling, general and administrative- GAAP	$36.1	$37.1
Share-based compensation	(8.6)	(8.6)
Transaction and integration related	(0.5)	(0.5)
Adjusted selling, general and administrative (Non-GAAP)	$27.0	$28.0

	Low	High
Product development and engineering- GAAP	$27.1	$28.1
Share-based compensation	(2.1)	(2.1)
Transaction and integration related	(0.5)	(0.5)
Adjusted product development and engineering (Non-GAAP)	$24.5	$25.5

	Low	High
GAAP EPS	$0.25	$0.33
Share-based compensation	0.16	0.16
Transaction, restructuring, and acquisition related expenses	0.01	0.01
Amortization of acquired intangibles	0.11	0.11
Associated Tax Effect	(0.03)	(0.03)
Adjusted EPS (Non-GAAP)	$0.50	$0.58

Contact:
Sandy Harrison
Semtech Corporation
(805) 480-2004
webir@semtech.com